UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2010

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

PMC-Sierra, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 6, 2010. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of eight directors to serve until the 2011 Annual Meeting of Stockholders of the Company:

Name of Director	For	Withheld
Robert L. Bailey	189,890,090	7,604,436
Richard E. Belluzzo	193,890,794	3,603,732
James V. Diller, Sr.	189,819,816	7,674,710
Michael R. Farese	195,508,509	1,986,017
Jonathan J. Judge	193,853,894	3,640,632
William H. Kurtz	196,129,341	1,365,185
Gregory S. Lang	189,998,132	7,496,394
Frank J. Marshall	189,184,165	8,310,361

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors:

For	Against	Abstain
207,705,378	8,001,518	300,777

Proposal 2 was approved.

Proposal 3: Approval of the 2011 Employee Stock Purchase Plan:

For	Against	Abstain
194,769,887	2,425,017	299,622

Proposal 3 was approved.

Proposal 4: Stockholder proposal for performance-based stock options:

For	Against	Abstain
70,266,850	125,705,410	1,522,265

Proposal 4 was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date: May 7, 2010

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